Joby Reports First Quarter 2024 Results

Joby rolled its second production prototype aircraft off the line as the company announced the start of work on an expansion to its manufacturing facilities in Marina, California. Joby Aviation Photo

Santa Cruz, CA, May 7, 2024 — Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today issued its First Quarter 2024 Shareholder Letter (https://joby-site.cdn.prismic.io/joby-site/Zjosb0MTzAJOCnBG_Joby2024Q1FinancialReport.pdf) detailing the Company’s operational and financial results for the period ending March 31, 2024. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.

First Quarter 2024 Highlights:

●Production Ramp-Up. Our second production prototype aircraft rolled off our Pilot Production Line and is expected to join our first production prototype at Edwards Air Force Base later this year, with two further aircraft now in final assembly. We broke ground on an expanded production facility in Marina, CA and acquired an existing facility in Dayton, OH to support initial scaled manufacturing operations.
●Certification and Testing. We became the first - and so far only - electric air taxi company to have their final airworthiness criteria published by the FAA. We submitted our first system-level test plans and began building our first FAA-conforming tail. We completed our pre-production flight test program, having completed more than 1,500 full-scale eVTOL flights.
●Expanded UAE Partnership. We signed a multilateral agreement with three Abu Dhabi government departments to support the development of an electric air taxi ecosystem in the Emirate, building on our recent agreement with the government of Dubai which grants us the exclusive right to operate air taxis in the Emirate.
●Broadened DoD Collaboration. We widened our partnership with the U.S. Air Force through a commitment to deliver two aircraft to MacDill Air Force Base in 2025.
●Strong Financial Foundation. At the end of the first quarter of 2024, we maintained a strong balance sheet with $924 million in cash and short term investments. Our use of cash in the quarter reflected spending to progress aircraft certification and manufacturing operations.

First Quarter Financial Results Webcast Details:

What: Joby First Quarter 2024 Financial Results Webcast

When: Tuesday, May 7, 2024

Time: 2:00 PM PT (5:00 PM ET)

Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com).

If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.

About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Joby Aviation
Investors:
investors@jobyaviation.com

Media:
press@jobyaviation.com